Exhibit 99.1

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 1, 2016, FactSet Research Systems Inc. (“FactSet” or the “Company”) completed the sale of its market research business, consisting of Market Metrics LLC and Matrix-Data Limited (collectively “Market Metrics” or the “disposal group”) to AI NewCo., a merger subsidiary of Asset International Inc. (“AI”) a portfolio company of Genstar Capital (the “Transaction”). The total purchase price was $165.0 million less estimated working capital and certain adjustments set forth in the definitive stock purchase agreement (the “Purchase Agreement”), including a $9.7 million bonus adjustment amount. Upon the achievement of certain growth targets over the next two years by the market research business that has been sold, FactSet would be entitled to an additional earn-out of $10 million.

The following unaudited pro forma condensed consolidated financial information (the “pro forma financial statements”) and accompanying notes as of and for the six months ended February 29, 2016 and for the fiscal year ended August 31, 2015, give effect to the disposition of Market Metrics by FactSet. The unaudited pro forma condensed consolidated balance sheet (the “pro forma balance sheet”) assumes the Transaction occurred on February 29, 2016. The unaudited pro forma condensed consolidated statement of operations (the “pro forma statement of operations”) for the six months ended February 29, 2016 and the fiscal year ended August 31, 2015, assume the Transaction occurred on the first day of the earliest fiscal period presented (September 1, 2014) and carried through all periods presented.

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Transaction occurred on September 1, 2014, for purposes of the pro forma statement of operations and as of February 29, 2016, for purposes of the pro forma balance sheet, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma financial statements are derived from the historical consolidated financial statements of the Company. Adjustments are included to the extent they are directly attributable to the Transaction, factually supportable and, with respect to the pro forma statement of operations, expected to have a continuing impact on the Company’s operating results.

The adjustments reflected are based on currently available information and certain preliminary estimates and assumptions and, therefore, the actual effect of the Transaction, including any related tax impact, may differ from the effects reflected in the unaudited pro forma condensed consolidated financial statements.

The following pro forma financial statements should be read in conjunction with:

–	The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information;

–	The audited consolidated financial statements of FactSet as of and for the year ended August 31, 2015 included in FactSet’s Annual Report on Form 10-K for the year ended August 31, 2015; and

–

The unaudited consolidated financial statements of FactSet as of and for the three and six months ended February 29, 2016 included in FactSet’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2016.

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of February 29, 2016

(In thousands)

	As Reported	Disposition of Market Metrics (A)	Other Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$175,170	$(2,092)	$154,660	(B)	$327,738
Investments	22,931	—	—		22,931
Accounts receivable, net	105,928	(6,946)	—		98,982
Prepaid taxes	2,107	—	—		2,107
Deferred taxes	3,397	—	—		3,397
Prepaid expenses and other current assets	17,808	(2,107)	—		15,701
Total current assets	327,341	(11,145)	154,660		470,856
Property, equipment and leasehold improvements, at cost	232,741	(598)	—		232,143
Less accumulated depreciation and amortization	(157,074)	396	—		(156,678)
Property, equipment and leasehold improvements, net	75,667	(202)	—		75,465

Goodwill	489,340	(32,406)	—		456,934
Intangible assets, net	106,753	(5,832)	—		100,921
Deferred taxes	17,744	(819)	3,465	(C)	20,390
Other assets	4,860	(224)	—		4,636
TOTAL ASSETS	$1,021,705	$(50,628)	$158,125		$1,129,202

LIABILITIES
Accounts payable and accrued expenses	$39,210	$(863)	$2,879	(D)	$41,226
Accrued compensation	35,079	(2,315)	3,121	(D)	35,885
Deferred fees	44,038	(11,279)	—		32,759
Deferred taxes	321	—	—		321
Taxes payable	3,345	—	29,607	(E)	32,952
Dividends payable	18,044	—	—		18,044
Total current liabilities	140,037	(14,457)	35,607		161,187
Long-term debt	300,000	—	—		300,000
Deferred taxes	1,469	(3,465)	3,465	(C)	1,469
Taxes payable	8,488	—	—		8,488
Deferred rent and other non-current liabilities	30,653	(87)	—		30,566
TOTAL LIABILITIES	$480,647	$(18,009)	$39,072		$501,710

STOCKHOLDERS’ EQUITY
Common stock	$507	$—	$—		$507
Additional paid-in capital	595,030	—	(2,422)	(F)	592,608
Treasury stock, at cost	(1,104,567)	—	—		(1,104,567)
Retained earnings	1,113,126	(32,536)	121,475	(G)	1,202,065
Accumulated other comprehensive loss	(63,038)	(83)	—		(63,121)
TOTAL STOCKHOLDERS’ EQUITY	$541,058	$(32,619)	$119,053		$627,492

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,021,705	$(50,628)	$158,125		$1,129,202

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended August 31, 2015

(In thousands, except per share data)

	As Reported	Disposition of Market Metrics		Pro Forma
Revenues	$1,006,768	$(40,151)	(H)	$966,617
Operating expenses
Cost of services	405,339	(21,310)	(H)	384,029
Selling, general and administrative	269,511	(7,790)	(H)	261,721
Total operating expenses	674,850	(29,100)		645,750

Operating income	331,918	(11,051)		320,867

Other income	1,836	(4)	(H)	1,832
Income before income taxes	333,754	(11,055)		322,699

Provision for income taxes	92,703	(4,100)	(I)	88,603
Net income	$241,051	$(6,955)		$234,096

Basic earnings per common share	$5.80			$5.63
Diluted earnings per common share	$5.71			$5.54

Basic weighted average common shares	41,572			41,572
Diluted weighted average common shares	42,235			42,235

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the six months ended February 29, 2016

(In thousands, except per share data)

	As Reported	Disposition of Market Metrics		Pro Forma
Revenues	$552,300	$(18,991)	(H)	$533,309
Operating expenses
Cost of services	238,647	(10,787)	(H)	227,860
Selling, general and administrative	141,001	(3,967)	(H)	137,034
Total operating expenses	379,648	(14,754)		364,894

Operating income	172,652	(4,237)		168,415

Other expense	(331)	—		(331)
Income before income taxes	172,321	(4,237)		168,084

Provision for income taxes	44,594	(1,728)	(I)	42,866
Net income	$127,727	$(2,509)		$125,218

Basic earnings per common share	$3.10			$3.04
Diluted earnings per common share	$3.06			$3.00

Basic weighted average common shares	41,252			41,252
Diluted weighted average common shares	41,799			41,799

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

FactSet Research Systems Inc.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

A.

These adjustments reflect the elimination of the assets and liabilities of the disposal group. The total net assets of the disposal group are $32.6 million and reduce the gain on sale as calculated in Note G.

B.	This adjustment represents the receipt of $165.0 million in cash at the close of the Transaction less a $9.7 million bonus adjustment amount and a $0.6 million estimated working capital adjustment.

C.	This adjustment reclasses the deferred tax liability related to the Market Metrics LLC entity to the deferred tax asset line for presentation purposes.

D.	These adjustments represent Transaction-related expenses that have been accrued for as of the close of the Transaction, including bonuses and professional fees.

E.

This adjustment represents the taxes payable attributable to the gain on sale. The taxes payable amount was calculated using an estimated blended U.S. Federal and state rate of 37.0%. Excluded from this calculation was $31.0 million which reflects the fair value assigned to the U.K.-based entity, Matrix-Data Limited, whose disposal was tax-exempt under local tax law.

F.

This adjustment represents the reversal of additional paid in capital (“APIC”) recorded for restricted stock awards related to the disposal group that remained unvested as of July 1, 2016. As such, the historical amount charged to APIC has been reversed with an offsetting adjustment to retained earnings.

G.

This adjustment includes the estimated after-tax gain on the sale of $88.9 million. This estimated gain has not been reflected in the pro forma statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.

H.

These adjustments reflect the elimination of the historical revenues and expenses of the disposal group for the periods presented. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

I.

This adjustment represents the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the estimated blended U.S. Federal and state rate of 37.0% for Market Metrics LLC and the U.K. statutory tax rate of 20.0% for Matrix-Data Limited.